Exhibit 99.1

Recent Developments

Preliminary Estimated Financial Results for the Nine Months Ended September 30, 2017

Set forth below are certain preliminary estimates of our results of operations based on information available as of the date of this prospectus for the nine months ended September 30, 2017. These preliminary estimates are not a comprehensive statement of our financial results for the nine months ended September 30, 2017 and have not been audited or reviewed by our independent registered public accounting firm. Our actual results may differ materially from these estimates due to the completion of our accounting closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the nine months ended September 30, 2017 are finalized.

The following are preliminary estimates for the nine months ended September 30, 2017:

•                  Total revenue is expected to be between $3,380.0 million and $3,400.0 million, an increase of 18.7% at the midpoint of the range, as compared to $2,856.7 million for the nine months ended September 30, 2016.

•                  Income from operations is expected to be between $314.0 million and $318.0 million, an increase of 27.9% at the midpoint of the range, as compared to $247.1 million for the nine months ended September 30, 2016. Income from operations for the nine months ended September 30, 2017 includes transaction expense primarily attributable to the Gander Mountain acquisition, Gander Mountain pre-opening costs, and equity based compensation expense of approximately $2.6 million, $8.7 million, and $2.8 million, respectively.

•                  Total long-term debt and cash and cash equivalents are expected to be approximately $717.0 million and $163.0 million, respectively, as of September 30, 2017. Total long-term debt is presented net of $5.9 million of unamortized original issue discount and $11.7 million of finance costs.

The preliminary estimated financial results included in this prospectus have been prepared by, and are the responsibility of our management. Neither our independent registered public accounting firm, Ernst & Young LLP, nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the estimated results, nor have they expressed any opinion or any other form of assurance on the preliminary estimated financial results. These preliminary estimates reflect management’s estimates based solely upon information available as of the date of this prospectus and are not a comprehensive statement of our financial results for the nine months ended September 30, 2017. The information presented herein should not be considered a substitute for the financial statements for the nine months ended September 30, 2017 once they become available.

The estimates for the preliminary estimated financial results described above constitute forward-looking statements and are not guarantees of future performance or outcomes. We have provided a range for certain of the preliminary estimated financial results described above primarily because our financial closing procedures for the nine months ended September 30, 2017 are not yet complete and our financial results for the nine months ended September 30, 2017 will not be publicly available prior to the completion of this offering. As a result, there is a possibility that actual results will vary materially from these preliminary estimates. Accordingly, you should not place undue reliance upon these preliminary financial results. We do not expect to disclose publicly whether or not our expectations have changed or to update our expectations, other than through the release of actual results in the ordinary course of business. Please refer to “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus and the section entitled “Risk Factors” in our 2016 10-K, which is incorporated by reference herein, for factors that could cause actual results to differ from those described above. These preliminary results should be read in conjunction with section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto, each included in our 2016 10-K and in our 2017 10-Qs, each of which is incorporated by reference herein.